Form 10-K, Exhibit 13
period 2002-12-31
AIRTRAN AIRWAYS INC; AIRTRAN HOLDINGS INC
filed 2003-03-26
CIK 1050715, 948846

EXHIBIT 13

OFFICERS AND DIRECTORS

JOSEPH B. LEONARD
Chairman of the Board
Chief Executive Officer

ROBERT L. FORNARO
President and Chief Operating Officer

STANLEY J. GADEK
Senior Vice President, Finance,
Treasurer and Chief Financial Officer

STEPHEN J. KOLSKI
Senior Vice President - Operations

RICHARD B. MAGURNO
Senior Vice President, General
Counsel and Secretary

ALFRED J. SMITH
Senior Vice President - Customer Service

J. VERONICA BIGGINS
Director

DON L. CHAPMAN
Director

JERE A. DRUMMOND
Director

LEWIS H. JORDAN
Director

ROBERT L. PRIDDY
Director

WILLIAM J. USERY
Director

CORPORATE INFORMATION

Corporate Office
9955 AirTran Boulevard
Orlando, Florida  33827
407-251-5600

Registrar
American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, NY  11219

Independent Certified Public Accountants
Ernst & Young LLP
600 Peachtree St. N.E.,
Suite 2800
Atlanta, GA  30308

Annual Shareholders' Meeting
The annual meeting of shareholders will be on
May 14, 2003 at 11:00 a.m. local time at the
Westin Peachtree Plaza Hotel.